EXHIBIT 10.27


                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT


          This Second Amendment to Credit and Security Agreement is made and entered into as of this 25th day of March, 1998, by and between DAKOTAH, INCORPORATED, a South Dakota corporation (herein called "Borrower"), and Diversified Business Credit, Inc., a Minnesota corporation (herein called "Lender").


                                    RECITALS

          A. Borrower executed and delivered to Lender a Credit and Security Agreement on June 30, 1997 (the "Credit Agreement").

          B. Borrower executed and delivered to Lender the First Amendment to the Credit and Security Agreement dated as of July 7, 1997 (the "First Amendment").

          C. Borrower and Lender desire to alter, amend and modify the Credit Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Paragraph 1(d) of the Credit Agreement, as amended, is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof as an amendment thereto:

          (d) Borrower will pay interest on all outstanding loans advanced against Borrower's eligible accounts receivable or eligible machinery and equipment as determined by Lender under this Agreement ("Accounts/Equipment Loans") at an annual rate (computed on the basis of actual days elapsed in a 360-day year) which shall at all times be equal to the greater of (i) seven and one-half percent (7.5%) per annum or (ii) one percent (1%) above the rate of interest publicly announced by National City Bank of Minneapolis from time to time as its base rate or any similar successor rate (the "Base Rate"). Borrower will pay interest on all outstanding loans advanced against Borrower's eligible inventory as determined by Lender under this Agreement ("Inventory Loans") at an annual rate (computed on the basis of actual days elapsed in a 360-day year) which shall at all times be equal to the greater of (i) eight and one half percent (8.5%) per annum, or (ii) three percent (3%) above the Base Rate. Borrower will pay interest on all outstanding loans under this Agreement other than Accounts/Equipment Loans or Inventory Loans at an annual rate (computed on the basis of actual days elapsed in a 360-day year) which shall at all times be equal to the greater of (i) nine and one-half percent (9.5%) per annum or (ii) four percent (4%) above the Base Rate. Each change in the interest rate to take effect simultaneously with the corresponding change in the designated bank's base rate or any similar successor rate. In no event shall the Borrower pay interest at a rate greater than the highest rate permitted by law. All interest shall accrue on the principal balance outstanding from time to time and shall be payable on the first day of the next month in which accrued and in any event on demand. Borrower agrees that Lender may at any time or from time to time, without further request by

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Borrower, make a loan to Borrower, or apply the proceeds of any loans, for the purpose of paying all such interest promptly when due. In the computation of interest, Lender may allow two (2) banking days for the collection of uncollected funds.

2. Paragraph 5(h) of the Credit Agreement, as amended, is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof as an amendment thereto:

          "Earn net income of not less than $100,000.00 for the third fiscal quarter of each fiscal year, and $100,000.00 for the fourth fiscal quarter of each fiscal year."

3. Paragraph 5(i) of the Credit Agreement, as amended, is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof as an amendment thereto:

          "From January 1, 1998 through March 31, 1998, maintain Borrower's book net worth at amounts in excess of $7,800,000.00 and maintain Borrower's tangible net worth (excluding all intangible assets designated by Lender) at amounts in excess of $5,300,000.00.

          Beginning April 1, 1998 through June 30, 1998, maintain Borrower's book net worth at amounts in excess of $7,000,000.00 and maintain Borrower's tangible net worth (excluding all intangible assets designated by Lender) at amounts in excess of $4,800,000.00.

          Beginning July 1, 1998 through September 30, 1998, maintain Borrower's book net worth at amounts in excess of $6,900,000.00 and maintain Borrower's tangible net worth (excluding all intangible assets designated by Lender) at amounts in excess of $4,900,000.00.

          Beginning October 1, 1998, and at all times thereafter, maintain Borrower's book net worth at amounts in excess of $7,300,000.00 and maintain Borrower's tangible net worth (excluding all intangible assets designated by Lender) at amounts in excess of $5,500,000.00.

          For the purposes of calculating book net worth and tangible net worth, debt which has been subordinated to Lender on terms acceptable to Lender shall be deemed to be equity."

          4. Paragraph 6(c) of the Credit Agreement, as amended, is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof as an amendment thereto:

          "Expend or contract to expend in any one calendar year, more than $200,000.00 in the aggregate, or more than $100,000.00 in any one transaction, for the lease, purchase, or other acquisition of any capital asset, or for the lease of any other asset, whether payable currently or in the future."

          5. Except as expressly amended hereby, the Credit Agreement and the Security Documents (as defined in the Credit Agreement) shall remain in full force and effect in accordance with their original terms and binding upon and enforceable against Borrower, and not subject to any defense, counterclaim or right of setoff.

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          IN WITNESS WHEREOF, the parties have executed and delivered this
Second Amendment to Credit and Security Agreement as of the day and year first above written.

                                         DAKOTAH, INCORPORATED



                                         By_____________________________________
                                         Its Chief Financial Officer



                                         DIVERSIFIED BUSINESS CREDIT, INC.



                                         By_____________________________________
                                         Its Vice President